EXHIBIT 21

                                        ALLIANT ENERGY CORPORATION
                                      SUBSIDIARIES OF THE REGISTRANT

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The following are deemed to be significant subsidiaries of Alliant Energy Corporation as of Dec. 31, 2002:

Name of Subsidiary                                                                State of Incorporation
------------------                                                                ----------------------
Interstate Power and Light Company                                                Iowa

Wisconsin Power and Light Company                                                 Wisconsin

Alliant Energy Resources, Inc.                                                    Wisconsin

       Alliant Energy International, Inc.                                         Iowa





                                    WISCONSIN POWER AND LIGHT COMPANY
                                      SUBSIDIARIES OF THE REGISTRANT

The following are deemed to be significant subsidiaries of Wisconsin Power and Light Company as of Dec. 31, 2002:

Name of Subsidiary                                                                State of Incorporation
------------------                                                                ----------------------

WPL Transco LLC                                                                   Wisconsin

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